As filed with the Securities and Exchange Commission on September 27, 1999
                                                           Registration No.333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            THREE-FIVE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


       Delaware                                                86-0654102
(State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                        Identification Number)

                             1600 North Desert Drive
                              Tempe, Arizona 85281
               (Address of Principal Executive Offices)(Zip Code)

                            THREE-FIVE SYSTEMS, INC.
                   Amended and Restated 1998 Stock Option Plan
                            (Full Title of the Plans)

                               Jeffrey D. Buchanan
                            Executive Vice President
                            THREE-FIVE SYSTEMS, INC.
                  1600 North Desert Drive, Tempe, Arizona 85281
                                 (602) 389-8600
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                  PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
      TITLE OF SECURITIES TO BE             AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE OFFERING      REGISTRATION FEE
              REGISTERED                    REGISTERED(1)             SHARE(2)                  PRICE
===================================================================================================================================
             Common Stock                  250,000 Shares             $19.625                 $4,906,250              $1,363.94
======================================= ====================== ======================= ========================= ===================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated 1998 Stock Option Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Three-Five Systems, Inc.
(2) Calculated for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, using the average of the high and low sales prices for the Common Stock of Three-Five Systems, Inc. on September 23, 1999, as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         Three-Five Systems, Inc. (the "Company") hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (No. 333-50689) filed with the Securities and Exchange Commission on April 22, 1998.

Item 8.           Exhibits

Exhibit
Number     Exhibit

5 Opinion and consent of Greenberg Traurig, a partnership of limited liability entities
10(w) Amended and Restated Three-Five Systems, Inc. 1998 Stock Option Plan, amended as of January 28, 1999, as approved by the Company's stockholders on April 22, 1999
23.1       Consent of Independent Public Accountants - Arthur Andersen LLP
23.2       Consent of Greenberg Traurig, P.A. is contained in Exhibit 5
24         Power of Attorney (included on page II.3 of this Registration
           Statement)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on this 24th day of September, 1999.

                                          THREE-FIVE SYSTEMS, INC.

                                              /s/ Jeffrey D. Buchanan
                                           By:---------------------------------
                                                Jeffrey D. Buchanan
                                                Executive Vice President

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Jack L. Saltich and Jeffrey D. Buchanan and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

            SIGNATURE                                    POSITION                                 DATE
/s/Jack L. Saltich                          President, Chief Executive                        September 24, 1999
-------------------------------------       Officer, and Director
Jack L. Saltich                             (Principal Executive Officer)


/s/Jeffrey D. Buchanan                      Executive Vice President - Finance,               September 24, 1999
-------------------------------------       Administration, and Legal; Chief
Jeffrey D. Buchanan                         Financial Officer; Secretary;
                                            Treasurer; and Director
                                            (Principal Financial Officer)


/s/Robert T. Berube                         Corporate Controller                              September 24, 1999
-------------------------------------       (Principal Accounting Officer)
Robert T. Berube

/s/David C. Malmberg                        Chairman of the Board                             September 24, 1999
-------------------------------------
David C. Malmberg

/s/Gary R. Long                             Director                                          September 24, 1999
-------------------------------------
Gary R. Long

/s/Kenneth M. Julien                        Director                                          September 24, 1999
-------------------------------------
Kenneth M. Julien

/s/Thomas H. Werner                         Director                                          September 24, 1999
-------------------------------------
Thomas H. Werner


                                      II.2

Exhibit Index

Exhibit
Number     Exhibit

5 Opinion and consent of Greenberg Traurig, a partnership of limited liability entities
10(w) Amended and Restated Three-Five Systems, Inc. 1998 Stock Option Plan, amended as of January 28, 1999, as approved by the Company's stockholders on April 22, 1999
23.1       Consent of Independent Public Accountants - Arthur Andersen LLP
23.2       Consent of Greenberg Traurig, P.A. is contained in Exhibit 5
24         Power of Attorney (included on page II.3 of this Registration
           Statement)